SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2008 (November 24, 2008)

Millennia, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-16974	59-2158586
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2591 Dallas Parkway, Suite 102
Frisco, TX 75034

(Address of Principal Executive Offices)

972-963-0000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 24, 2008, Millennia, Inc. (the Company” or we”) dismissed Tschopp, Whitcomb & Orr, P.A. (TWO) as our principal independent accountant. TWO issued an Independent Auditors Report dated January 4, 2008 on the financial statements of the Company for the two years ended on December 31, 2007 and December 31, 2006. .

During the two fiscal years ended on December 31, 2007 and 2006, and through September 30, 2008, (i) there were no disagreements between the Company and TWO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of TWO would have caused TWO to make reference to the matter in its reports on the Company’s financial statements. TWO’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles. During the two fiscal years ended on December 31, 2007 and 2006 and through September 30, 2008, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On November 24, 2008, we retained Sherb & Co., LLP as our independent accountant to audit the financial statements of Millennia, Inc.. (“Millennia”), TWO issued a report for Millennia’s audited financial statements for the two years ended on December 31, 2007 and 2006.

On November 24, the Board of Directors of the Company appointed Sherb & Co., LLP the principal independent accountant of the Company upon dismissal of TWO. On November 24, 2008, we provided TWO with a copy of this Form 8-K, and requested that TWO furnish us with a letter addressed to the Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We received such letter on November 25, 2008. A copy of such letter, dated November 25, 2008 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from Tschopp, Whitcomb & Orr dated November 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIA, INC.
(Registrant)

By /s/ Kevin B. Halter
Name:	Kevin B. Halter
Title:	Chief Executive Officer

Date	November 25, 2008